UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDAQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	On April 8, 2024, the issuer’s ordinary shares were suspended from trading on The Nasdaq Stock Market LLC (“Nasdaq”). Effective April 16, 2024, trades in the issuer’s ordinary shares began being quoted on the OTC Pink Marketplace under the symbol “GMDAQ.” On April 25, 2024, Nasdaq filed a Form 25 to delist the issuer’s ordinary shares and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Explanatory Note

As previously disclosed, on March 26, 2024, Gamida Cell Ltd. (the “Company”) entered into a Restructuring Support Agreement (the “Support Agreement”) with certain funds managed by Highbridge Capital Management, LLC (such funds, collectively, “Highbridge”) in order to set forth the terms for the restructuring of the Company’s outstanding debt and equity. On March 27, 2024, the Company commenced a debt arrangement proceeding under Israel’s Bankruptcy and Economic Rehabilitation Law, 5778-2018 and Economic Rehabilitation Regulations, 5779-2019 (the “Restructuring Proceeding”) in the District Court of Beersheba, Israel (the “Israeli Court”) to restructure its outstanding debt and equity (the “Debt Arrangement”) under Part 10 of the Israeli Restructuring and Financial Rehabilitation Law, 2018. On May 8, 2024, the Israeli Court entered a Judgment in the Restructuring Proceeding, which, among other things, (i) approved the Debt Arrangement and other terms and conditions of the Company’s restructuring as set forth in the Support Agreement, subject to an amendment of section 5.3 of the Debt Arrangement improving the terms of the contingent value rights (“CVRs”) in accordance with the District Court expert’s recommendation; and (ii) rejected all of the requests and claims made by certain shareholders of the Company. On April 22, 2024, Abigail Jenkins, solely in her capacity as a duly authorized foreign representative (the “Foreign Representative”) of Gamida Cell Ltd. filed a petition for recognition for relief under Chapter 15 of Title 11 (“Chapter 15”) of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (“U.S. Court”). The Foreign Representative sought recognition of the Restructuring Proceeding commenced before the Israeli Court, Case No. 63461-03-24, as (i) a foreign main proceeding or, (ii) in the alternative, a foreign nonmain proceeding. The Foreign Representative additionally sought recognition and enforcement of the Israeli Court’s order approving the Debt Arrangement. On May 15, 2024, the U.S. Court issued two orders: (i) granting recognition of the Restructuring Proceeding as the foreign main proceeding on a final basis; and (ii) recognizing and enforcing the Israeli Court’s order approving the Debt Arrangement in the territorial jurisdiction of the United States. On May 24, 2024 (the “Effective Date”), the Debt Arrangement and the U.S. Plan (as defined below) became effective. As a result, Highbridge, through a newly formed holding company, became the owner of 100% of the Company’s ordinary shares, NIS 0.01 par value (the “Ordinary Shares”), and 100% of the common stock issued by Gamida Cell, Inc., the Company’s U.S. subsidiary (the “Subsidiary”).

Item 1.02 Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Debt Arrangement, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the Ordinary Shares, warrants and options to purchase Ordinary Shares, restricted shares, restricted share units and other rights to receive equity in the Company that were issued and outstanding immediately prior to the Effective Date and any rights of any holder in respect thereof, were cancelled, discharged and of no further force or effect.

Notes

On the Effective Date, by operation of the Debt Arrangement and the U.S. Plan, the Company’s senior unsecured exchangeable notes issued on February 16, 2021 (the “2021 Notes”) due in 2026 was cancelled and the applicable agreements governing such obligations were terminated.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in the Explanatory Note and Items 1.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On the Effective Date, pursuant to the Debt Arrangement and the U.S. Plan, all of the 2021 Notes, Ordinary Shares (together with any warrants and options to purchase Ordinary Shares, restricted shares, restricted share units and any other right to receive equity in the Company and any rights of any holder in respect thereof), in each case, outstanding immediately prior to the Effective Date, were cancelled, discharged and of no further force and effect. As of the Effective Date, pursuant to the Debt Arrangement, Highbridge, through a newly formed holding company, became the 100% owner of the ordinary shares of the Company. As the sole holder of all outstanding Ordinary Shares as of the Effective Date, Highbridge will be in a position to control matters requiring approval by the holders of shares of the Company, including, among other things, the election of directors and the approval of a change of control.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Chief Executive Officer Separation

In connection with the restructuring of the Company’s outstanding debt and equity and the anticipated appointment of a new management team, the board of directors of the Company (the “Board”) approved on May 16, 2024 the separation of the Company’s Chief Executive Officer, Abigail Jenkins, effective as of the Effective Date. Ms. Jenkins is entitled to receive severance benefits and other payments as provided under that certain Employment Agreement, by and between the Subsidiary and Ms. Jenkins, effective September 19, 2022 and as amended on March 12, 2024 (the “Jenkins Employment Agreement”), the terms of which are described in the Company’s Annual Report on Form 10-K (the “10-K”) filed with the U.S. Securities and Exchange Commission on March 27, 2024. The foregoing description of the terms and conditions of the severance payments under the Jenkins Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Jenkins Employment Agreement, a copy of which is attached as Exhibit 10.15 to the Company’s 10-K filed on March 27, 2024 and is incorporated herein by reference.

Departure of Directors of the Company

On the Effective Date, Shawn Tomasello, Abigail Jenkins, Kenneth Moch, Julian Adams, Stephen Wills and Ivan Borrello resigned from the Board, effective immediately. In addition, Ms. Jenkins resigned from the board of directors of the Subsidiary, effective immediately. There were no known disagreements between such directors and the Company which led to their respective resignations. New directors were be appointed to the Board.

Item 8.01 Other Events

Chapter 11 Bankruptcy Petition

On May 13, 2024, the Subsidiary filed a voluntary petition in the U.S. Court seeking relief under Chapter 11 of Title 11 of the Bankruptcy Code. The case is being administered under the caption In re: Gamida Cell Inc. (Case No. 24-11003). On May 22, 2024, the U.S. Court entered an order, Docket No. 70 (the “Confirmation Order”), confirming the Prepackaged Chapter 11 Plan of Reorganization of the Subsidiary (the “U.S. Plan”). The U.S. Plan has become effective with the satisfaction or waiver of certain conditions as set forth in the Plan. The full text of the Confirmation Order and U.S. Plan, each of which is attached hereto as Exhibits 99.3 and 99.4, respectively, is incorporated by reference herein. Copies of the Confirmation Order and U.S. Plan are available free of charge at https://cases.ra.kroll.com/Gamida11/. The information set forth on the foregoing website shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

The Subsidiary continues to operate its businesses as “debtor-in-possession” under the jurisdiction of the U.S. Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the U.S. Court.

Exit Financing

On the Effective Date, the Company and Highbridge will enter into a $50 million secured debt facility comprised of (i) $30 million of new funding to be funded by way of a senior secured loan, (ii) the remaining principal amount owed under the first lien secured note issued on December 12, 2022 pursuant to the Loan and Security Agreement dated December 12, 2022 with certain funds managed by Highbridge, as the lenders, and Wilmington Savings Fund Society, FSB, as collateral agent and administrative agent and (iii) $15 million of additional commitments to be funded by way of delayed draw term loans.

Chapter 15 Bankruptcy Court Orders

On May 15, 2024, the U.S. Court issued two orders (the “U.S. Orders”): (i) granting recognition of the Restructuring Proceeding as the foreign main proceeding on a final basis; and (ii) recognizing and enforcing the Israeli Court’s order approving the Debt Arrangement in the territorial jurisdiction of the United States.

The full text of the U.S. Orders, each of which is attached hereto as Exhibits 99.1 and 99.2, respectively, is incorporated by reference herein.

CVR Agreement

On the Effective Date, Ayrmid Ltd., a company incorporated under the laws of England and Wales for the purposes of holding all outstanding equity interest in the Company and the Subsidiary, following the effectiveness of the Debt Arrangement and U.S. Plan, and Broadridge Corporate Issuer Solutions, LLC, as rights agent (the “CVR Agent”), entered into a certain Contingent Value Rights Agreement consistent with the terms of the Debt Arrangement (the “CVR Agreement”). Pursuant to the terms of the CVR Agreement, each holder (“Holder”) of Ordinary Shares, vested restricted shares and vested restricted share units immediately prior to the Effective Date is entitled to one CVR to be issued in book-entry form and entered in a registry held and maintained by the CVR Agent for each Ordinary Share held by such Holder. The foregoing description of the CVR Agreement is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is attached as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
10.1	Contingent Value Rights Agreement, dated as of May 24, 2024 by and between Ayrmid Ltd. and Broadridge Corporate Issuer Solutions, LLC
99.1	U.S. Order recognizing the Restructuring Proceeding as Foreign Main Proceeding, dated May 15, 2024
99.2	U.S. Order recognizing and enforcing the Debt Arrangement in the territorial jurisdiction of the United States, dated May 15, 2024
99.3	Order Confirming the Amended Prepackaged Chapter 11 Plan of Reorganization of Gamida Cell Inc., dated May 22, 2024
99.4	Amended Prepackaged Chapter 11 Plan of Reorganization of Gamida Cell Inc., dated May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024	GAMIDA CELL LTD.

By:	/s/ Abigail Jenkins
Abigail Jenkins
Chief Executive Officer

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